CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-92044) of Petrobras International Finance Company (“PIFCO”) of our report dated February 13, 2003 with respect to the financial statements for the two years ended December 31, 2002 of PIFCO, which appears in Amendment No. 1 to the 2003 Annual Report on Form 20-F, filed with the Securities and Exchange Commission on July 26, 2004.

PrirewaterhouseCoopers

Auditores Independentes

Rio de Janeiro, RJ - Brazil

July 26, 2004